Exhibit 99.(a)(5)(B)

Important update about the Alternative Income Fund [Investor], We're writing with an important update about your investment in the Alternative Income Fund (AIF). AIF has entered into a definitive agreement for the Opportunistic Credit Interval Fund (SOFIX), managed by Mount Logan Management, LLC (Mount Logan), to acquire all of its assets. If approved by AIF shareholders, your AIF shares will convert into SOFIX shares through a NAV-for-NAV (net asset value for net asset value) exchange. The total dollar value of your position does not change. About Mount Logan Mount Logan, a wholly-owned subsidiary of Mount Logan Capital, Inc., is part of the BC Partners platform and serves as the investment manager of SOFIX. Mount Logan manages institutional-scale credit portfolios across specialty finance and asset-backed lending, with over $2.1 billion in assets under management.1 If approved, here’s what to expect Investment value Your AIF shares will be exchanged for SOFIX shares in a NAV-for-NAV exchange. The total dollar value of your position carries over in full. Tax treatment The transaction is intended to qualify as a tax-free reorganization. Your cost basis and holding period carry over to SOFIX shares, and you will continue to receive 1099-DIV tax reporting. Liquidity Similar to AIF, SOFIX is generally expected to make quarterly offers to repurchase a portion of its outstanding shares at net asset value.2 Your account After closing, you will manage your SOFIX position through Mount Logan's investor portal. Your Willow Wealth account will remain available for historical documentation and, if eligible, to invest in other offerings. What happens next No action is required from you today. The transaction requires approval by the holders of a majority of AIFs shares.   The current AIF tender offer will be extended and will close on April 6, giving investors additional time to submit redemption requests.   In the coming weeks, you will receive proxy materials and voting instructions from an independent proxy solicitor. We encourage you to review them and cast your vote. Questions? We've prepared a detailed FAQ covering the mechanics of this transaction, tax considerations, and what to expect during the review period. Read the FAQ As of December 31, 2025. Because repurchases are limited to a percentage of shares each quarter, there is no guarantee that all requested shares will be repurchased in a given offer. Cautionary Statement Regarding Forward-Looking Statements This communication, and oral statements made from time to time by representatives of Willow Wealth or AIF may contain statements of a forward-looking nature relating to future events within the meaning of applicable U.S. securities laws. Forward-looking statements may be identified by words such as anticipates, believes, could, continue, estimate, expects, intends, will, should, may, plan, predict, project, would, forecasts, seeks, future, proposes, target, goal, objective, outlook and variations of these words or similar expressions (or the negative versions of such words or expressions). Forward-looking statements are not statements of historical fact and reflect Willow Wealths or AIFs current views about future events. Such forward-looking statements include, without limitation, statements about the expected timing and benefits of the transaction, future financial and operating results, Willow Wealths or AIFs plans, objectives, expectations and intentions regarding our business strategy and plans, and other statements that are not historical facts, including but not limited to the inability to complete and recognize the anticipated benefits of the transaction on the anticipated timeline or at all, purchase price adjustments, unexpected costs related to the transaction, future results of operations, projected cash flow and liquidity, business strategy, shareholder liquidity and the payment of dividends, and other plans and objectives for future operations. No assurances can be given that the forward-looking statements contained in this communication will occur as projected, and actual results may differ materially from those projected. Forward-looking statements are based on current expectations, estimates and assumptions that involve a number of risks and uncertainties, both known and unknown, that could cause actual results to differ materially from those projected. Forward-looking statements are based on the estimates and opinions of management at the time the statements are made. Readers should carefully review the statements set forth in the reports, which AIF has filed or will file from time to time with the SEC and any risk factors contained in such reports, which may cause results to differ. Each of Willow Wealth and AIF do not undertake any obligation, and expressly disclaims any obligation, to publicly update any forward-looking statement, whether as a result of new information, future events or otherwise, except as required by law. Any discussion of past performance is not an indication of future results. Investing in financial markets involves a substantial degree of risk. Investors must be able to withstand a total loss of their investment. The information herein is believed to be reliable and has been obtained from sources believed to be reliable, but no representation or warranty is made, expressed or implied, with respect to the fairness, correctness, accuracy, reasonableness or completeness of the information and opinions. The information contained on the website of Willow Wealth or AIF is not incorporated by reference into this communication. Neither Willow Wealth nor AIF is responsible for the contents of third-party websites. No Offer or Solicitation This communication is not, and under no circumstances is it to be construed as, a prospectus or an advertisement and is not, and under no circumstances is it intended to be and does not constitute an offer to sell or the solicitation of an offer to purchase any securities in AIF or SOFIX or in any fund or other investment vehicle in any jurisdiction pursuant to the proposed transactions or otherwise, nor is it intended to solicit a proxy from any shareholder of AIF. Additional Information and Where to Find It Additional information regarding the proposed transaction will be presented in a proxy statement/prospectus that will be provided to AIF shareholders. The proxy statement/prospectus has yet to be filed with the U.S. Securities and Exchange Commission (SEC). After the proxy statement/prospectus is filed with the SEC, it may be amended or withdrawn at any time. The proxy statement/prospectus will not be distributed to shareholders of AIF unless and until a registration statement comprising the proxy statement/prospectus is declared effective by the SEC. When available and effective, as applicable, AIF shareholders are encouraged to review the proxy statement/prospectus on the SEC website at www.sec.gov or on the funds website at www.yieldstreetalternativeincomefund.com. INVESTORS AND SECURITY HOLDERS ARE URGED TO READ THE PROXY STATEMENT/ PROSPECTUS AND OTHER RELEVANT DOCUMENTS FILED WITH THE SEC CAREFULLY AND IN THEIR ENTIRETY WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED TRANSACTION. AIF SHAREHOLDERS SHOULD CONSIDER THE INVESTMENT OBJECTIVES, RISKS, CHARGES, AND EXPENSES OF AIF AND SOFIX CAREFULLY. THE PROXY STATEMENT AND THE PROXY STATEMENT/PROSPECTUS WILL CONTAIN INFORMATION WITH RESPECT TO THE INVESTMENT OBJECTIVES, RISKS, CHARGES, AND EXPENSES OF AIF AND SOFIX. Participants in the Solicitation SOFIX, Mount Logan Capital, Mount Logan Management, AIF and Willow Wealth and their respective directors/trustees, officers and employees and other persons may be deemed to be participants in the solicitation of proxies from the shareholders of AIF in connection with the proposed transaction. Information regarding the persons who may be deemed participants in such solicitation will be set forth in the proxy statement/prospectus relating to the proposed transaction when it is filed with the SEC. Shareholders may obtain additional information regarding the interests of the participants in the solicitation of proxies in connection with the proposed transaction by reading the proxy statement/ prospectus when it becomes available.